Exhibit 99.(a)(2)(2)

October 7, 2022

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549-7561

Ladies and Gentlemen:

We have read Exhibit Item 13. (a)(2)(2) to Form N-CSR dated October 7, 2022 of ARK ETF Trust and are in agreement with the statements contained in paragraphs 1 and 2 of Exhibit Item 13. (a)(2)(2) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Tait, Weller & Baker LLP
Tait, Weller & Baker LLP
Philadelphia, Pennsylvania